UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2021

StepStone Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39510		84-3868757
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

450 Lexington Avenue, 31st Floor	New York,	NY	10017
(Address of Principal Executive Offices)			(Zip Code)
(212) 351-6100
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	STEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.
On March 23, 2021, in connection with the closing of the Secondary Offering (as defined below), StepStone Group Inc. (the “Company”) issued 9,200,000 shares of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”) to certain partners of StepStone Group LP, a Delaware limited partnership (the “Partnership”) in exchange for partnership interests in the Partnership. The shares of Class A Common Stock were issued in reliance on the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
Item 8.01. Other Events.
On March 18, 2021, the Company entered into an underwriting agreement by and among the Company, the Partnership, the selling stockholders named therein (the “Selling Stockholders”) and J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Selling Stockholders (the “Secondary Offering”) of up to 8,000,000 shares of the Company’s Class A Common Stock at a public offering price of $29.50 per share. In addition, the Selling Stockholders granted the Underwriters a 30-day option to purchase up to an additional 1,200,000 shares of the Company’s Class A Common Stock (the “Option”). On March 19, 2021, the Underwriters advised the Company that they had exercised the Option in full.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPSTONE GROUP INC.

Date: March 23, 2021	By:	/s/ Scott W. Hart
Scott W. Hart
Co-Chief Executive Officer